UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor, New York, New York 10006
(Address of principal executive offices, including zip code)

(212) 297-0200
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ABM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2022, ABM Industries Incorporated, a Delaware corporation (“ABM”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RavenVolt, Inc., a Georgia corporation (“RavenVolt”), ABM RVMS, Inc., a Georgia corporation and a wholly-owned subsidiary of ABM (“Merger Sub”) and Jonathan Hinton, as shareholders’ representative.

The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into RavenVolt (the “Merger”), with RavenVolt surviving the Merger and becoming a wholly-owned subsidiary of ABM (the “Surviving Corporation”).

The aggregate merger consideration to be paid by ABM in connection with the Merger is (i) $170 million in cash at the closing, subject to customary working capital and net debt adjustments, and (ii) up to $280 million in cash in earn-out payments that may occur in 2024, 2025 and 2026 if the EBITDA (as defined in the Merger Agreement) of the Surviving Corporation meets or exceeds certain defined targets.

ABM will finance the acquisition with cash on hand and borrowings under its amended revolving credit facility.

The closing of the Merger is subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The parties have each made customary representations, warranties, covenants and agreed to customary indemnification provisions in the Merger Agreement, including, among others, RavenVolt’s agreement to conduct its business in the ordinary course of business consistent with past practice and the parties’ agreement to use commercially reasonable efforts to consummate the acquisition. The Merger Agreement also contains certain termination rights of the parties, including in the event that (i) the closing of the acquisition has not occurred on or prior to November 15, 2022 (as may be extended by the agreement of the parties) and (ii) the other party has breached its representations, warranties or covenants, subject to customary materiality qualifications and the ability to cure.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The Merger Agreement has been included in this Current Report on Form 8-K to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about ABM or RavenVolt or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ABM or RavenVolt or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ABM’s public disclosures.

Item 7.01. Regulation FD.

On August 18, 2022, ABM issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 incorporated herein by reference, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number

2.1*	Agreement and Plan of Merger, dated August 17, 2022, by and among ABM Industries Incorporated, RavenVolt Merger Sub, Inc., RavenVolt, Inc., and Jonathan Hinton, as shareholders’ representative.

99.1	Press Release, dated August 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain exhibits and schedules have been omitted and ABM agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: August 18, 2022	By:	/s/ Andrea R. Newborn
Andrea R. Newborn
Executive Vice President, General Counsel and Secretary